EXHIBIT 10. (a)

Summary of Management Compensation Changes

The Board of Directors (“Board”) of Computer Task Group, Incorporated (“Company”) approved the following equity awards on May 12, 2009 for the principal executive officer, principal financial officer and other executive officers who were named in the Summary Compensation Table of the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 3, 2009 (together, the “Named Executive Officers”).

Name and principal position	Stock Awards (# shares)	Option Awards (# shares)
James R. Boldt Chairman, President and Chief Executive Officer	60,000	40,000

Brendan M. Harrington Senior Vice President, Chief Financial Officer	4,000	20,000

Filip J.L. Gydé Senior Vice President and General Manager, CTG Europe	4,000	20,000

Michael J. Colson Senior Vice President, Solutions	7,500	20,000

Thomas J. Niehaus Senior Vice President, Healthcare	4,000	20,000

The stock and option awards vest over a period of four years, with 25% of the awards vesting one year from the date of grant, and another 25% vesting each year thereafter until the award is fully vested to the Named Executive Officers.

No salary adjustments have been made in 2009 for the Named Executive Officers, except for Mr. Gydé who received a statutory increase of 4.5% to his base pay effective January 1, 2009.

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